Exhibit 99.1

Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations

Liolios Group, Inc.

Scott Liolios or Matt Glover

949-574-3860,  info@liolios.com

I.D. Systems Reports 2012 Revenue Up 14% to Record $44.6 Million

Second Year Consecutive Year of Record Revenue Drives Non-GAAP Net Income of $0.06 per Share

Woodcliff Lake, NJ, March 6, 2013—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter 2012 Financial Results

•	Revenue was $10.7 million compared to $11.8 million in the fourth quarter of 2011, reflecting the company’s completion of a statement of work for Avis Budget Group that culminated in the third quarter of 2012.

•	Recurring revenue increased 10% to $4.5 million compared to $4.1 million in the same period a year ago, attributable primarily to the company’s transportation asset and rental car management businesses.

•	Revenue from I.D. Systems’ industrial vehicle management business increased 10% to $5.4 million compared to $4.9 million in the same period a year ago.

•	Gross margin was 45%, below the company’s historical target of 50%, as a result of a short-term increase in production and shipping costs to meet year-end demand, and a one-time sale of surplus inventory built several years ago exclusively for the U.S. Postal Service.

•	Selling, general & administrative and research & development expenses were $5.7 million and $1.0 million, respectively, compared to $5.5 million and $0.9 million, respectively, in the same period a year ago.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $215,000, or $(0.02) per basic and diluted share, compared to non-GAAP net income of $830,000, or $0.07 per basic and diluted share, in the same period a year ago.

•	Net loss was $1.0 million, or $(0.09) per basic and diluted share, compared to net loss of $18,000, or $(0.00) per basic and diluted share, in the fourth quarter of 2011.

Full Year 2012 Financial Results

•	Revenue increased 14% to a record $44.6 million from $39.3 million in 2011, driven by year-over-year sales increases across all product segments.

•	Recurring revenue increased 5% to $17.3 million from $16.4 million in 2011.

•	Rental car management revenue increased 86% to $8.0 million from $4.3 million in 2011.

•	Industrial vehicle management revenue increased 7% to $19.1 million from $17.9 million in 2011.

•	Transportation asset management revenue increased 2% to $17.6 million compared to $17.2 million in 2011. Deferred revenue, attributable primarily to transportation asset management hardware sales, increased 42% to $10.6 million from $7.4 million in 2011.

•	Gross margin was consistent with historic levels at 51%.

•	Selling, general & administrative expenses were $22.4 million, an increase of less than 2% compared to $22.0 million in 2011, as management continued to closely monitor labor and other overhead costs.

Expanding the range of wireless solutions

•	Research and development expenses increased 23% to $4.3 million from $3.5 million a year ago, reflecting the company’s investment in new product development, including 4th-generation industrial fleet management technology, a 3rd-generation rental car management device, an enhanced refrigerated trailer monitoring system, and a new enterprise software analysis tool—I.D. Systems Analytics.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net income was $748,000, or $0.06 per basic and diluted share, compared to non-GAAP net loss of $485,000, or $(0.04) per basic and diluted share, in 2011.

•	Net loss improved to $2.6 million, or $(0.22) per basic and diluted share, from a net loss of $4.0 million, or $(0.36) per basic and diluted share, in 2011.

•	As of December 31, 2012, the company had $15.8 million in cash, cash equivalents and marketable securities, equating to $1.30 per share outstanding, and no debt. As of December 31, 2011, the company had $25.4 million in cash, cash equivalents and marketable securities. The year-over-year decrease was primarily due to management’s decision to invest the company’s cash in a self-funded lease financing program to encourage customers to enter into long-term service contracts.

Results for both the fourth quarter and full year 2012 include an income tax benefit of $662,000 from the sale of a portion of the company’s New Jersey net operating losses under the State’s Technology Business Tax Certificate Transfer Program, which allows qualified New Jersey-based technology businesses to sell unused amounts of net operating loss carryforwards and research and development tax credits for cash.

Management Commentary

“2012 was a year of progress and accomplishment for our company,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “Top-line revenue growth across every business segment, a strong gross margin, and continued control over expenses all contributed to our non-GAAP net income of $0.06 per share for the year. Recurring revenue was also a bright spot, growing to a record level and accounting for almost 40% of total revenue.

“In 2012, we introduced a self-funded lease financing initiative to encourage customers to enter into long-term service contracts. While this increased the cash we used in operations, we believe it was an excellent investment, as it removed budgeting obstacles for customers, shortened our sales cycles, and helped build our recurring revenue stream.

“We remain committed to executing the growth strategy that has led us to two consecutive years of record revenue and improved net results. We will focus on deepening the penetration of our solutions with core customers, especially through our new enterprise Analytics software. We will strive to continue diversifying revenue sources by winning new customers, through both direct sales and channel partners. And we will continue our efforts to extend our market leadership through product and service innovations, vertical market focus and international expansion.”

Fourth Quarter 2012 Operational Highlights

•	I.D. Systems was named for the third time to Deloitte’s Technology Fast 500™ list, which ranks the 500 fastest growing technology companies in North America. The award was based on I.D. Systems’ revenue growth of 130% over the past five years.

•	The company received repeat orders across all major product categories from core customers, including Avis Budget Group, Ford Motor Company, Freymiller, General Mills, Kellogg, Nestlé, Procter & Gamble, US Trailer Holdings, and Walgreens.

•	New customers from direct sales efforts included one of the world’s largest tire producers, a leading global manufacturer of heavy equipment, a prominent European auto maker, a multinational packaging producer, a major U.S. food processor, and a multi-billion dollar manufacturer of machine components.

•	The company executed its first licensing agreements with customers for I.D. Systems Analytics, a new software offering that provides a single, integrated view of industrial vehicle activity across multiple locations, generating enterprise-wide benchmarks, peer-industry comparisons and deeper insight into large-scale material handling operations.

Expanding the range of wireless solutions

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Wednesday, March 6, 2013, at 4:45 p.m. Eastern time. The company’s chairman and CEO, Jeffrey Jagid, will lead a discussion on 2012 results and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables Follow --

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012 (Unaudited)	2011	2012 (Unaudited)
Revenues:
Product revenues	$7,775,000	$6,895,000	$22,450,000	$28,640,000
Service revenues	4,066,000	3,768,000	16,842,000	15,995,000
	11,841,000	10,663,000	39,292,000	44,635,000
Cost of revenues:
Cost of products	4,504,000	4,380,000	12,863,000	16,038,000
Cost of services	1,329,000	1,446,000	5,860,000	5,667,000
	5,833,000	5,826,000	18,723,000	21,705,000

Gross profit	6,008,000	4,837,000	20,569,000	22,930,000

Selling, general and administrative expenses	5,505,000	5,682,000	21,995,000	22,409,000
Research and development expenses	931,000	1,044,000	3,534,000	4,341,000
Operating loss	(428,000)	(1,889,000)	(4,960,000)	(3,820,000)
Interest income	83,000	172,000	243,000	507,000
Other (expense) income	(63,000)	9,000	287,000	59,000
Net loss before income tax	(408,000)	(1,708,000)	(4,430,000)	(3,254,000)
Income tax benefit	390,000	662,000	390,000	662,000
Net loss	$(18,000)	$(1,046,000)	$(4,040,000)	$(2,592,000)
Net loss per share – basic and diluted	$(0.00)	$(0.09)	$(0.36)	$(0.22)

Weighted average common shares outstanding – basic and diluted	11,734,000	11,786,000	11,162,000	11,744,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2012
Net loss	$(18,000)	$(1,046,000)	$(4,040,000)	$(2,592,000)
Depreciation expense and amortization of intangible assets	571,000	542,000	2,367,000	2,186,000
Stock-based compensation expense	277,000	289,000	1,188,000	1,154,000
Non-GAAP net income (loss)	$830,000	$(215,000)	$(485,000)	$748,000
Non-GAAP net income (loss) per basic and diluted share	$0.07	$(0.02)	$(0.04)	$0.06

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2011	December 31, 2012 (Unaudited)
ASSETS
Cash and cash equivalents	$8,386,000	$1,614,000
Investments – short term	6,904,000	4,794,000
Restricted cash	300,000	300,000
Accounts receivable, net	7,947,000	8,814,000
Note and lease receivable – current	1,217,000	3,143,000
Inventory, net	8,114,000	7,512,000
Deferred costs – current	1,950,000	2,380,000
Prepaid expenses and other current assets	2,192,000	1,043,000
Deferred tax asset – current	390,000	662,000
Total current assets	37,400,000	30,262,000

Investments – long term	9,779,000	9,064,000
Note and lease receivable – less current portion	4,101,000	10,814,000
Deferred costs – less current portion	1,916,000	2,651,000
Fixed assets, net	3,092,000	2,401,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	4,399,000	3,230,000
Other assets	307,000	307,000
	$62,831,000	$60,566,000

LIABILITIES
Accounts payable and accrued expenses	$9,482,000	$5,638,000
Deferred revenue, current	3,090,000	4,689,000
Total current liabilities	12,572,000	10,327,000
Deferred rent	327,000	343,000
Deferred revenue, less current portion	4,332,000	5,869,000
Total liabilities	17,231,000	16,539,000

STOCKHOLDERS' EQUITY
Preferred stock: authorized 5,000,000 shares; none issued	--	--
Common stock: 50,000,000 shares authorized; 12,546,000 and 12,678,000 shares issued at December 31, 2011 and 2012, respectively; 12,055,000 and 12,088,000 shares outstanding at December 31, 2011 and 2012, respectively	121,000	122,000
Additional paid-in capital	101,766,000	103,135,000
Accumulated deficit	(53,510,000)	(56,102,000)
Accumulated other comprehensive (loss) income	(49,000)	53,000
	48,328,000	47,208,000
Treasury stock, at cost	(2,728,000)	(3,181,000)
Total stockholders’ equity	45,600,000	44,027,000
Total liabilities and stockholders’ equity	$62,831,000	$60,566,000

Expanding the range of wireless solutions

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

	Year Ended December 31,
	2011	2012 (Unaudited)
Cash flows from operating activities:
Net loss	$(4,040,000)	$(2,592,000)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation expense	1,188,000	1,154,000
Depreciation and amortization	2,367,000	2,186,000
Deferred rent expense	128,000	16,000
Bad debt reserve	275,000	432,000
Deferred income tax benefit	(390,000)	(272,000)
Issuance of warrants	137,000	--
Changes in:
Restricted cash	(300,000)	--
Accounts receivable	(1,240,000)	(1,299,000)
Note and lease receivables	(4,126,000)	(8,639,000)
Inventory	(819,000)	602,000
Prepaid expenses and other assets	(963,000)	1,149,000
Deferred costs	271,000	(1,165,000)
Deferred revenue	622,000	3,136,000
Accounts payable and accrued expenses	293,000	(3,844,000)
Net cash used in operating activities	(6,597,000)	(9,136,000)
Cash flows from investing activities:
Purchase of fixed assets	(434,000)	(326,000)
Purchase of investments	(7,196,000)	(5,478,000)
Proceeds from sales and maturities of investments	4,434,000	8,399,000
Net cash (used in) provided by investing activities	(3,196,000)	2,595,000
Cash flows from financing activities:
Proceeds from sale of stock to Avis Budget Group	4,605,000	--
Proceeds from exercise of stock options	35,000	117,000
Purchase of treasury shares	(1,050,000)	(193,000)
Net cash provided by (used in) financing activities	3,590,000	(76,000)
Effect of foreign exchange rate changes on cash and equivalents	98,000	(155,000)
Net decrease in cash and cash equivalents	(6,105,000)	(6,772,000)
Cash and cash equivalents - beginning of period	14,491,000	8,386,000
Cash and cash equivalents - end of period	$8,386,000	$1,614,000

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